Exhibit 77Q1a
ARTICLES SUPPLEMENTARY
OF
CREDIT SUISSE INSTITUTIONAL MONEY MARKET FUND, INC.
CREDIT SUISSE INSTITUTIONAL MONEY MARKET FUND, INC. (the "Corporation"),
 a Maryland corporation with its principal office in the State of Mary land in Baltimore, Maryland, DOES HEREBY CERTIFY:
1.	The Board of Directors of the Corporation, an open end investment company registered under the Investment Company Act of 1940, as amended, and having authorized capital of Nine Billion (9,000,000,000) shares of
 Common Stock, par value $0.001 per share ("Common Stock"), has adopted resolutions authorizing the classification of Three Billion (3,000,000,000) shares of authorized, unissued and unclassified Common Stock, with an aggregate par value of Three Million Dollars ($3,000,000), as Class A Shares of the Prime Portfolio, a Portfolio of the Corporation.
2.	Each Class A Share of the Prime Portfolio classified herein will have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set forth in the Charter of the
 Corporation with respect to the Class A Shares of the Prime Portfolio.
3.	The shares aforesaid have been duly classified by the Board
of Directors of the Corporation pursuant to the authority and power contained in ARTICLE V of the Corporation's Charter.
FOURTH:   These Articles Supplementary do not increase the authorized capital stock of the Corporation or the aggregate par value thereof.


IN WITNESS WHEREOF, the undersigned have executed these Articles Supplementary on behalf of Credit Suisse Institutional Money Market Fund, Inc. and acknowledge that it is the act and deed of the Corporation and state, under penalty of perjury, to the best of the knowledge, information and belief of each of them, that the matters contained herein with respect to the approval thereof are true in all material respects.
Dated: December 19, 2005	CREDIT SUISSE INSTITUTIONAL
MONEY MARKET FUND, INC.
	By:	/s/J. Kevin Gao
Name:	J. Kevin Gao
Title:	Vice President
WITNESS:
/s/Karen Regan
Name:  Karen Regan
Title:  Assistant Secretary



ARTICLES SUPPLEMENTARY
OF
CREDIT SUISSE INSTITUTIONAL MONEY MARKET FUND, INC.
CREDIT SUISSE INSTITUTIONAL MONEY MARKET FUND, INC. (the "Corporation"),
 a Maryland corporation with its principal office in the State of Mary land in Baltimore, Maryland, DOES HEREBY CERTIFY:
4.	The Fund is registered as an open-end company under the Investment
Company Act of 1940.
5.	The Board of Directors of the Corporation has increased the number of authorized shares of capital stock of the Fund by sixteen billion (16,000,000,000) shares, par value $.001 per share with an aggregate par value of sixteen million dollars ($16,000,000), to twenty-five billion (25,000,000,000) shares with an aggregate par value of twenty-five million dollars ($25,000,000).
THIRD:  The additional sixteen billion (16,000,000,000) authorized but unissued shares resulting from the foregoing increase have been classified by the Board of Directors of the Corporation as Prime
Portfolio Class A Shares.
FOURTH:  The total number of shares of capital stock of all classes that the Corporation has authority to issue, immediately prior to the foregoing increase is nine billion (9,000,000,000) shares, par value
$.001 per share, having an aggregate par value of nine million dollars ($9,000,000). The numbers of shares of each class are as follows:
Number of shares		Designation
4,000,000,000			Prime Portfolio Class A Shares
1,000,000,000			Prime Portfolio Class B Shares
1,000,000,000			Prime Portfolio Class C Shares
1,000,000,000			Government Portfolio Class A Shares
1,000,000,000			Government Portfolio Class B Shares
1,000,000,000			Government Portfolio Class C Shares
FIFTH: The total number of shares of capital stock of all classes that the Corporation has authority to issue, as increased, is twenty-five billion (25,000,000,000) shares, par value $.001 per share, having an aggregate par value of twenty-five million dollars ($25,000,000). The numbers of shares of each class are as follows:


Number of shares		Designation
20,000,000,000		Prime Portfolio Class A Shares
1,000,000,000			Prime Portfolio Class B Shares
1,000,000,000			Prime Portfolio Class C Shares
1,000,000,000			Government Portfolio Class A Shares
1,000,000,000			Government Portfolio Class B Shares
1,000,000,000			Government Portfolio Class C Shares
SIXTH:   Each Class A Share of the Prime Portfolio classified herein will have the preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as set forth in the Charter of the Corporation with respect to the Class A Shares of the Prime Portfolio.
SEVENTH: The Board of Directors of the Corporation has increased the total number of authorized shares of capital stock that the Fund has authority to issue in accordance with Section 2-105(c) of the Maryland General Corporation Law and has classified the additional shares as Class A Shares of the Prime Portfolio under the authority contained in Article V, Section (I)(B) of the Charter.
IN WITNESS WHEREOF, the undersigned have executed these Articles Supplementary on behalf of Credit Suisse Institutional Money Market Fund, Inc. and acknowledge that it is the act and deed of the Corporation and state, under penalty of perjury, to the best of the knowledge, information and belief of each of them, that the matters contained herein with respect to the approval thereof are true in all material respects.
Dated: June 6, 2006	CREDIT SUISSE INSTITUTIONAL MONEY MARKET
FUND, INC.
	By:	/s/ J. Kevin Gao
Name:	J. Kevin Gao
Title:	Vice President
WITNESS:
/s/ Karen Regan
Name:  Karen Regan
Title:  Assistant Secretary